SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2006

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Per-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 15, 2006, Simmons Bedding Company (“Simmons Bedding”), a wholly-owned subsidiary of Simmons Company (“Simmons” or the “Company”), completed the acquisition of Simmons Canada Inc. (“Simmons Canada”) from SCI Income Trust (“SCI”). Simmons Bedding paid C$16.25 per SCI unit, or C$136.8 million in aggregate excluding transaction expenses, which will be distributed to the SCI unitholders. Simmons Bedding financed the acquisition from cash on-hand and availability under its revolver.

Simmons Canada was a licensee of Simmons prior to the transaction and is a leading manufacturer of mattresses and foundations in Canada. Simmons Canada operates four manufacturing facilities located throughout Canada. The Company intends to file the financial information required under this Item 2.01 in a Form 8-K/A within 71 calendar days of the filing of this report.

Simmons Bedding issued a press release dated November 15, 2006 announcing the completion of the acquisition. The press release is filed with this report as Exhibit 99.1 and its contents are incorporated by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press Release dated November 15, 2006 announcing the completion of the acquisition of Simmons Canada.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

SIMMONS COMPANY

By:  /s/ William S. Creekmuir
   William S. Creekmuir
   Executive Vice President and Chief Financial Officer

Date: November 21, 2006

2

EXHIBIT INDEX

Exhibit
Number  Exhibit Name

99.1 Press Release dated November 15, 2006 announcing the completion of the acquisition of Simmons Canada.

3